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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12.

                            ABERCROMBIE & FITCH CO.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                            ABERCROMBIE & FITCH CO.
                           FOUR LIMITED PARKWAY EAST
                            REYNOLDSBURG, OHIO 43068
                                 (614) 577-6500

                                                                  April 20, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Time, on May 18, 2000, in the Fairfield Room on the Second Floor of the Hyatt Regency Columbus at the Greater Columbus Convention Center, 350 North High Street, Columbus, Ohio 43215. I hope that you will all be able to attend and participate in the meeting, at which time I will have the opportunity to review the business and operations of our company.

     The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached, and the matters to be acted upon by our stockholders are described in the Notice of Annual Meeting of Stockholders. Our Investor Relations telephone number is (614) 577-6500 should you require assistance in finding the location of the meeting.

     It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, please sign, date and return the enclosed proxy card. Your vote is important regardless of the number of shares you own.

                                         Sincerely yours,

                                         /s/ Michael S. Jeffries
                                         Michael S. Jeffries
                                         Chairman and Chief Executive Officer

                            ABERCROMBIE & FITCH CO.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 18, 2000

                                                                  April 20, 2000

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abercrombie & Fitch Co. (the "Company"), will be held in the Fairfield Room on the Second Floor of the Hyatt Regency Columbus at the Greater Columbus Convention Center, 350 North High Street, Columbus, Ohio 43215, on May 18, 2000, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

     1. To elect three directors to serve for terms of three years each.

     2. To transact any other business which properly comes before the annual meeting or any adjournment.

     Only stockholders of record, as shown by the transfer books of the Company, at the close of business on March 31, 2000, are entitled to notice of and to vote at the annual meeting.

                                         By Order of the Board of Directors,

                                         /s/ Michael S. Jeffries
                                         Michael S. Jeffries
                                         Chairman and Chief Executive Officer

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                            ABERCROMBIE & FITCH CO.
                           FOUR LIMITED PARKWAY EAST
                            REYNOLDSBURG, OHIO 43068
                                 (614) 577-6500

                                PROXY STATEMENT

                              DATED APRIL 20, 2000

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 18, 2000

     This proxy statement and the accompanying proxy card are being mailed to stockholders of Abercrombie & Fitch Co. (the "Company") on or about April 20, 2000, in connection with the solicitation of proxies by the board of directors of the Company for use at the annual meeting of stockholders to be held May 18, 2000, or any adjournment. The annual meeting will be held at 10:00 a.m., Eastern Daylight Time, in the Fairfield Room on the Second Floor of the Hyatt Regency Columbus at the Greater Columbus Convention Center, 350 North High Street, Columbus, Ohio 43215.

     A proxy card for use at the annual meeting accompanies this proxy statement and is solicited by the board of directors of the Company. Any stockholder giving a proxy has the power to revoke it prior to its exercise by giving notice of revocation to the Company in writing, by voting in person at the annual meeting or by executing a later-dated proxy. However, any such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     The expense of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy card and any other related materials used in the solicitation of proxies will be paid by the Company. In addition to the use of the mails, solicitation may be made by associates of the Company by telephone, mailgram, facsimile, telegraph, cable and personal interview. The Company has retained Georgeson Shareholder Communications, Inc., New York, New York, to aid in the solicitation of proxies with respect to shares held by brokerage houses, custodians, fiduciaries and other nominees for a fee of approximately $5,000, plus expenses. The Company does not expect to pay any other compensation for the solicitation of proxies.

     Our annual report to stockholders for the fiscal year ended January 29, 2000 (the "1999 fiscal year") is enclosed with this proxy statement.

                            VOTING AT ANNUAL MEETING

     The shares entitled to vote at the annual meeting consist of shares of the Class A Common Stock, par value $.01 per share (the "Common Stock"), of the Company, with each share entitling the holder of record to one vote. There are no cumulative voting rights in the election of directors. At the close of business on March 31, 2000, the record date for the annual meeting, there were outstanding 102,029,782 shares of Common Stock. A quorum for the annual meeting is one-third of the outstanding shares of Common Stock.

                          PRINCIPAL HOLDERS OF SHARES

     The following table furnishes information regarding the beneficial ownership of shares of Common Stock by each person known to the Company to beneficially own more than five percent (5%) of the outstanding shares of Common Stock as of March 31, 2000 (unless otherwise indicated):

              NAME AND ADDRESS                AMOUNT AND NATURE OF
            OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP    PERCENT OF CLASS(1)
            -------------------               --------------------    -------------------
J. P. Morgan & Co. Incorporated                    7,852,864(2)               7.7%
60 Wall Street
New York, NY 10260(2)

FMR Corp.                                          6,497,856(3)               6.4%
82 Devonshire Street
Boston, MA 02109(3)

---------------

(1) The percent of class is based on 102,029,782 shares of Common Stock outstanding on March 31, 2000.

(2) Based on information contained in filings with the Securities and Exchange Commission dated December 31, 1999, as of that date, J. P. Morgan & Co. Incorporated, the parent holding company for Morgan Guaranty Trust Company of New York, J. P. Morgan Investment Management, Inc., J. P. Morgan Florida Federal Savings Bank and Morgan Tokyo Bank, has sole voting power as to 5,752,142 shares and sole dispositive power as to 7,734,464 shares.

(3) Based on information contained in filings with the SEC (the latest of which is dated February 14, 2000), as of December 31, 1999, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 5,577,236 shares of Common Stock of the Company as a result of acting as investment adviser to various registered investment companies (the "Fidelity Funds"). Each of Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Fidelity Funds has sole power to dispose of the 5,577,236 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity has the same address as FMR Corp.

    Fidelity Management Trust Company, a wholly-owned bank subsidiary of FMR Corp., is the beneficial owner of 681,980 shares of Common Stock of the Company as a result of its serving as investment manager of institutional account(s). Each of Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, has sole dispositive power over 681,980 shares and sole power to vote or to direct the voting of 127,250 shares, and no power to vote or to direct the voting of 554,730 shares owned by the institutional account(s) as reported above. Fidelity Management Trust Company has the same address as FMR Corp.

    Edward C. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a director of FMR Corp. Through their ownership of voting common stock and the execution of a shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

    Fidelity International Limited ("FIL"), Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies (the "International Funds") and certain institutional investors. FIL is the beneficial owner of 238,640 shares of Common Stock. FIL has sole voting power and sole dispositive power as to these shares. A partnership controlled by Edward C. Johnson 3d and members of his family owns shares of FIL voting stock with the right to cast approximately 39.89% of the total votes which may be cast by all holders of FIL voting stock. Mr. Johnson is Chairman of FIL.

    FMR Corp. and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR Corp. has voluntarily made its filings as if all of the shares are beneficially owned by FMR Corp. and FIL on a joint basis.

                             ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

     Three members of the board of directors of the Company will be elected at the annual meeting. Directors elected at the annual meeting will hold office for a three-year term expiring at the annual meeting of stockholders in 2003 or until their successors are elected and qualified. The nominees of the board of directors are identified below. The proxies named in the accompanying proxy card intend to vote the shares represented by the proxies received under this solicitation for the nominees named below, unless otherwise instructed on the proxy card. If any nominee is unable or unwilling to serve as a director, the proxies reserve full discretion to vote the shares represented by the proxies for the election of the remaining nominees and for the election of any substitute nominee designated by the board of directors. The board of directors has no reason to believe that any nominee of the board will be unavailable or unable to serve as a director if elected.

     The three nominees receiving the highest number of votes will be elected as directors. Shares as to which the authority to vote is withheld and broker non-votes will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy card. Proxies may not be voted for more than three nominees.

BUSINESS EXPERIENCE

  Nominees of the Board of Directors for Election at the 2000 Annual Meeting

GEORGE FOOS                   Mr. Foos has been a management consultant focusing on
                              retail chains and apparel manufacturers since 1989. Prior
                              thereto, he has served as Chairman of the Board of Emporium
                              Capwell Department Stores and President and Chief Executive
                              Officer of May Department Stores, Southern California.

MICHAEL S. JEFFRIES           Mr. Jeffries has been Chairman of the Board of the Company since May 1998 and has been Chief Executive Officer of the
                              Company since February 1992. Prior to May 1998, Mr.
                              Jeffries held the title of President of the Company.

JOHN W. KESSLER               Mr. Kessler has been the Chairman of The New Albany Company
                              (a real estate development company) since 1988, Chairman of
                              Marsh & McLennan Real Estate Advisors, Inc. (a real estate consulting firm) since 1980 and Chairman of John W. Kessler
                              Company (a real estate development company) since 1975. Mr.
                              Kessler is also a director of Bank One Corporation.

  Directors Whose Terms Continue until the 2001 Annual Meeting

JOHN A. GOLDEN                Mr. Golden is a private investor and a retired partner of
                              Goldman Sachs Group L.P. He had been a limited partner of
                              Goldman Sachs Group L.P. from 1994 until the initial public offering of Goldman Sachs Group, Inc. in May 1999. Prior
                              thereto, he was a general partner of Goldman Sachs Group
                              L.P. Mr. Golden is also a member of the Board of Trustees
                              of Colgate University and the Board of Visitors of Columbia
                              University School of Law. Goldman, Sachs & Co., an
                              affiliate of Goldman Sachs Group L.P., has from time to
                              time provided investment banking services to the Company,
                              for which Goldman, Sachs & Co. has received customary
                              compensation.

SETH R. JOHNSON               Mr. Johnson has been Executive Vice President -- Chief
                              Operating Officer of the Company since February 2000. Prior thereto, he had been Vice President -- Chief Financial
                              Officer of the Company since 1992.

KATHRYN D. SULLIVAN, PH.D.    Dr. Sullivan has been President and Chief Executive Officer of COSI (one of the nation's leading hands-on science
                              centers located in Columbus, Ohio) since 1996. From 1992 to
                              1996, she held the post of Chief Scientist, National
                              Oceanic and Atmospheric Administration. From 1978 to 1992,
                              Dr. Sullivan was a NASA Mission Specialist Astronaut and
                              veteran of three Shuttle missions, with over 500 hours in
                              space. In 1988, Dr. Sullivan joined the Naval Reserve, with a direct commission into the Oceanography program and
                              designation as Naval Astronaut (Specialist). Dr. Sullivan
                              is also a director of American Electric Power Company, Inc.
                              and McDermott International, Inc.

  Directors Whose Terms Continue until the 2002 Annual Meeting

RUSSELL M. GERTMENIAN         Mr. Gertmenian has been a partner of Vorys, Sater, Seymour and Pease LLP since 1979 and currently serves as a member
                              of the firm's Executive Committee. Vorys, Sater, Seymour
                              and Pease LLP rendered legal services to the Company during the 1999 fiscal year and continues to so. Mr. Gertmenian is also a director of AirNet Systems, Inc. and Liqui-Box
                              Corporation.

SAM N. SHAHID, JR.            Mr. Shahid has been President and Creative Director of
                              Shahid & Company, Inc., an advertising and design agency,
                              since 1993. Prior thereto, he has served as Vice President and Creative Director of Banana Republic Advertising (an
                              in-house agency for Banana Republic) and Vice President and
                              Creative Director of CRK Advertising (an in-house agency
                              for Calvin Klein). Shahid & Company, Inc. has provided
                              advertising and design services for the Company since 1995.
                              Fees paid to Shahid & Company, Inc. by the Company for
                              services provided during the 1999 fiscal year were
                              approximately $1.4 million.

NOMINATION PROCEDURE

     Stockholders wishing to nominate directors for election must provide timely notice in writing. To be timely, a stockholder's notice must be delivered or mailed to the Secretary of the Company not less than 120 days nor more than 150 days before the first anniversary date of the Company's proxy statement in connection with the last annual meeting of stockholders. Each stockholder nomination must contain the following information: (a) the name and address of the nominating stockholder; (b) the name, age, business and residence addresses of the nominee; (c) the principal occupation or employment of the nominee; (d) the number of shares of the Company beneficially owned by the nominating stockholder and the nominee; (e) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations under the SEC's rules; and (f) a description of any arrangement or understanding between the nominating stockholder and the nominee or any other person providing for the nomination. Each nomination must be accompanied by the written consent of the proposed nominee to be named in the proxy statement and to serve if elected. No person may be elected as a director unless he or she has been nominated by a stockholder in the manner just described or by the Company's board of directors.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Company's board of directors held seven meetings and took action in writing without a meeting on five occasions in the 1999 fiscal year. During the 1999 fiscal year, all of the incumbent directors attended 75% or more of the total number of meetings of the board and of committees of the board on which they served held during the period they served.

     The board of directors has standing compensation, executive and audit committees. The board has no standing nominating committee or committee performing similar functions.

     The compensation committee is charged with reviewing executive compensation and administering the Company's stock option and performance incentive plans. The members of the compensation committee are Messrs. Kessler (Chair) and Foos. Members of the compensation committee held five meetings and took action in writing without a meeting on seven occasions in the 1999 fiscal year.

     The executive committee may exercise, to the fullest extent permitted by law, all of the powers and authority granted to the board. The executive committee may also declare dividends, authorize the issuance of stock and authorize the seal of the Company to be affixed to papers that require it. The members of the executive committee are Messrs. Jeffries (Chair), Gertmenian and Golden. Members of the executive committee took action in writing without a meeting on one occasion in the 1999 fiscal year.

     The audit committee recommends the firm to be employed as the Company's independent auditors and reviews the scope of the audit and audit fees. In addition, the audit committee consults with the independent auditors with regard to the plan of audit, the resulting audit report and the accompanying management letter, and confers with the independent auditors with regard to the adequacy of internal accounting controls, as appropriate, out of the presence of management. The members of the audit committee are Messrs. Golden (Chair) and Gertmenian and Ms. Sullivan. Members of the audit committee held five meetings in the 1999 fiscal year.

EXECUTIVE OFFICERS

     In addition to Messrs. Jeffries and Johnson, Raymond Attanasio, Diane Chang and Leslee K. O'Neill also serve as executive officers of the Company. Mr. Attanasio, age 48, has been Senior Vice President -- Human Resources of the Company since February 2000. Prior thereto, he held the position of Vice President -- Human Resources of the Company from August 1998 to February 2000, and was Vice President -- General Merchandising Manager -- Men's at J. Crew, Inc. from May 1991 to June 1998. Ms. Chang, age 44, has been Senior Vice President -- Sourcing of the Company since February 2000. Prior thereto, she held the position of Vice President -- Sourcing of the Company from May 1998 to February 2000 and for six and one-half years prior thereto, Ms. Chang held the position of Senior Vice President -- Manufacturing at J. Crew, Inc. Ms. O'Neill, age 39, has been Senior Vice President -- Planning and Allocation of the Company since February 2000. Prior thereto, she held the position of Vice President -- Planning and Allocation of the Company from February 1994 to February 2000.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table furnishes information regarding the beneficial ownership of shares of Common Stock by each of the directors of the Company, by each of the individuals named in the Summary Compensation Table and by all current executive officers and directors of the Company as a group, as well as certain other information, as of March 31, 2000.

                                                                      NUMBER OF
                                                                      SHARES OF
                                            DIRECTOR                 COMMON STOCK
    NAME, POSITION WITH THE COMPANY       CONTINUOUSLY     TERM      BENEFICIALLY      PERCENT
    AND/OR PRINCIPAL OCCUPATION, AGE         SINCE        EXPIRES      OWNED(1)      OF CLASS(2)
    --------------------------------      ------------    -------    ------------    -----------
Raymond Attanasio.......................        **           **          12,356(3)      *
  Senior Vice President -- Human
  Resources of the Company, 48
Diane Chang.............................        **           **          13,175(3)      *
  Senior Vice President -- Sourcing of
  the Company, 44
Michele S. Donnan-Martin................        **           **               0(4)      *
  Former Vice President -- General
  Merchandising Manager -- Women's of
  the Company, 36
George Foos.............................      1998         2000           8,220(3)      *
  Director; Management Consultant, 79
Russell M. Gertmenian...................      1999         2002           7,300(3)(5)   *
  Director; Partner of Vorys, Sater,
  Seymour and Pease LLP, 52

                                                                      NUMBER OF
                                                                      SHARES OF
                                            DIRECTOR                 COMMON STOCK
    NAME, POSITION WITH THE COMPANY       CONTINUOUSLY     TERM      BENEFICIALLY      PERCENT
    AND/OR PRINCIPAL OCCUPATION, AGE         SINCE        EXPIRES      OWNED(1)      OF CLASS(2)
    --------------------------------      ------------    -------    ------------    -----------
John A. Golden..........................      1998         2001          42,054(3)      *
  Director; Private Investor and Retired
  Limited Partner of Goldman Sachs Group
  L.P., 55
Michael S. Jeffries.....................      1996         2000       1,331,357(3)(6)     1.3%
  Director; Chairman and Chief Executive
  Officer of the Company, 55
Seth R. Johnson.........................      1998         2001         109,077(3)      *
  Director; Executive Vice
  President -- Chief Operating Officer
  of the Company, 46
John W. Kessler.........................      1998         2000           9,944(3)      *
  Director; Chairman of The New Albany
  Company, Chairman of Marsh & McLennan
  Real Estate Advisors, Inc. and
  Chairman of John W. Kessler Company,
  64
Leslee K. O'Neill.......................        **           **          61,232(3)      *
  Senior Vice President -- Planning and
  Allocation of the Company, 39
Sam N. Shahid, Jr.......................      1998         2002           7,684(3)      *
  Director; President and Creative
  Director of Shahid & Company, Inc., 58
Kathryn D. Sullivan, Ph.D...............      2000         2001               0         *
  Director; President and Chief
  Executive Officer of COSI, 48
All current executive officers and
  directors as a group (11 persons).....        **           **       1,602,399(3)       1.6%

---------------

 * Less than 1%

 ** Not applicable.

(1) Unless otherwise indicated, each individual has voting and dispositive power over the listed shares and such voting and dispositive power is exercised solely by the named individual or shared with a spouse.

(2) The percent of class is based upon the sum of 102,029,782 shares of Common Stock outstanding on March 31, 2000, and the number of shares, if any, as to which the named individual has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of March 31, 2000.

(3) Includes the following number of shares issuable upon the exercise of outstanding options exercisable within 60 days of March 31, 2000: Mr. Attanasio, 10,100; Ms. Chang, 10,150; Ms. Donnan-Martin, 0; Mr. Foos, 7,000; Mr. Gertmenian, 5,000; Mr. Golden, 7,000; Mr. Jeffries, 798,857; Mr. Johnson, 68,935; Mr. Kessler, 7,000; Ms. O'Neill, 46,634; Mr. Shahid, 7,000;
    and all current executive officers and directors as a group, 967,676.

(4) Does not include shares held of record by spouse.

(5) Includes 600 shares held by son.

(6) Includes 800 shares held by son.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     In his Form 5 for the 1999 fiscal year, Mr. Jeffries reported the indirect beneficial ownership of additional shares held by his son which were inadvertently omitted from Mr. Jeffries' original Form 3 filed in September 1996. During the 1999 fiscal year, each of Ms. Donnan-Martin and her husband Charles W. Martin, both former executive officers of the Company, filed late one report reporting two transactions by Ms. Donnan-Martin.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, for the last three fiscal years, the cash compensation and other benefits paid or provided by the Company to each of the named individuals.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG TERM COMPENSATION
                                                                 -------------------------
                                                                          AWARDS
                                                                 -------------------------
                                         ANNUAL COMPENSATION                      SHARES
                                       -----------------------    RESTRICTED    UNDERLYING
                              FISCAL                                STOCK        OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR    SALARY($)   BONUS($)(1)   AWARDS($)(2)   GRANTED(#)   COMPENSATION($)
---------------------------   ------   ---------   -----------   ------------   ----------   ---------------
Michael S. Jeffries.........   1999    $925,962    $1,668,580     $1,096,652(4) 4,661,430(4)    $348,891(3)
  Chairman and Chief           1998    $692,308    $1,400,000     $3,695,625(4) 2,000,000(4)    $232,943
  Executive Officer            1997    $596,154    $1,200,000     $8,000,000(4) 2,000,000(4)    $190,184

Seth R. Johnson.............   1999    $392,789    $  421,536     $  365,551(4)   302,742(4)    $106,311(3)
  Executive Vice
  President --                 1998    $320,385    $  325,000     $  460,500(4)         0       $ 69,431
  Chief Operating Officer      1997    $261,923    $  265,000     $  186,750(4)   350,000(4)    $ 55,010

Diane Chang.................   1999    $431,635    $  229,210     $  219,322(4)       600(4)    $ 35,499(3)
  Senior Vice President --     1998    $292,308    $  240,000     $  898,625(4)   100,000(4)    $ 53,333(6)
  Sourcing(5)                  1997          --            --             --           --             --

Michele S. Donnan-Martin....   1999    $381,635    $  184,800             --        3,942(4)    $112,152(3)
  Former Vice President --     1998    $348,077    $  420,000     $  767,500(4)         0       $ 87,394
  General Merchandising        1997    $320,000    $  390,000     $  311,250(4)   450,000(4)    $ 66,453
  Manager -- Women's(7)

Leslee K. O'Neill...........   1999    $292,789    $  263,460     $  146,229(4)   202,142(4)    $ 70,051(3)
  Senior Vice President --     1998    $226,443    $  180,000     $  307,000(4)   200,000(4)    $ 52,991
  Planning and Allocation(8)   1997    $190,962    $  148,800     $  124,500(4)    14,000(4)    $ 39,025

Raymond Attanasio...........   1999    $337,116    $  179,153     $  146,229(4)    30,400(4)    $  7,061(3)
  Senior Vice President --     1998    $143,077    $  111,600     $  307,000(4)    70,000(4)    $      0
  Human Resources(8)           1997    $     --    $       --     $       --           --       $     --

---------------

(1) Represents for each fiscal year, the aggregate of the performance-based incentive compensation for the Spring and Fall selling seasons.

(2) Represents for each individual, the restricted stock awards for the specified fiscal year under the Company's 1996 Stock Option and Performance Incentive Plan for awards of restricted shares of Common Stock (1998 Restatement governs awards made for 1998 and 1999). Information set forth above is based on the closing price of the Common Stock on the date on which the awards were made.

    The awards of restricted shares of Common Stock and grant date values discussed below reflect the two-for-one stock split distributed on June 15, 1999.

    On February 1, 2000, 52,692, 17,564, 10,538, 7,026 and 7,026 restricted shares of Common Stock were granted to Mr. Jeffries, Mr. Johnson, Ms. Chang, Ms. O'Neill and Mr. Attanasio, respectively, based on business performance for the 1999 fiscal year. The per share value of Common Stock on the date of grant was $20.8125. These awards vest 10% on the date of grant, and 20%, 30% and 40% on the first through third anniversaries of the grant date, subject, in each case, to the holder's continued employment with the Company.

    On February 1, 1999, 60,000, 12,000, 12,000, 20,000, 8,000 and 8,000
    restricted shares of Common Stock were granted to Mr. Jeffries, Mr. Johnson, Ms. Chang, Ms. Donnan-Martin, Ms. O'Neill and Mr. Attanasio, respectively, based on business performance for the 1998 fiscal year. The per share value of Common Stock on the then most recent prior date on which there were sales (January 29, 1999) was $38.375. These awards vest 10% on the grant date, and 20%, 30% and 40% on the first through third anniversaries of the grant date, subject, in each case, to the holder's continued employment with the Company.

    On August 1, 1998, 60,000 restricted shares of Common Stock were granted to Mr. Jeffries. The per share value of Common Stock on such date was $23.2188. This award vests 10% on the grant date, and 20%, 30% and 40% on the first through third anniversaries of the grant date, subject to continued employment with the Company.

    On May 11, 1998, 20,000 restricted shares of Common Stock were granted to Ms. Chang. The per share value of Common Stock on such date was $21.9063. This award vests 100% on the fifth anniversary of the grant date, subject to continued employment with the Company.

    On February 1, 1998, 12,000, 20,000 and 8,000 restricted shares of Common Stock were granted to Mr. Johnson, Ms. Donnan-Martin and Ms. O'Neill, respectively, based on business performance for the 1997 fiscal year. The per share value of Common Stock on the then most recent prior date on which there were sales (January 30, 1998) was $15.5625. These awards vest 10% on the grant date, and 20%, 30% and 40% on the first through third anniversaries of the grant date, subject, in each case, to the holder's continued employment with the Company.

    On May 13, 1997, 1,000,000 restricted shares of Common Stock were granted to Mr. Jeffries. The per share value of Common Stock on such date was $8.00. This award is earned subject to established financial performance measures and once earned, vests over six years, subject to continued employment with the Company.

    As of January 29, 2000, the aggregate holdings of restricted shares of Common Stock and the market value of such holdings for the named individuals were: Mr. Jeffries, 715,810 shares, $15,926,773; Mr. Johnson, 21,714 shares, $483,137; Ms. Chang, 30,800 shares, $685,300; Ms. Donnan-Martin, 54,514 shares, $1,212,937; Ms. O'Neill, 15,314 shares, $340,737; and Mr. Attanasio, 7,200 shares, $160,200 (based on the $22.25 fair market value of Common Stock as of Friday, January 28, 2000). The holdings of Mr. Jeffries, Mr. Johnson, Ms. Chang, Ms. O'Neill and Mr. Attanasio do not include the 52,692, 17,564, 10,538, 7,026 and 7,026 restricted shares, respectively, granted on February 1, 2000 as noted in the second paragraph of this footnote since these restricted shares were granted after the end of the 1999 fiscal year.

    Dividends will not be paid or accrue with respect to the restricted shares until they vest. As long as any performance-based goals established in respect of the restricted shares have been satisfied for purposes of Section 162(m) of the Internal Revenue Code of 1986, any other restrictions or conditions on the restricted shares will immediately terminate upon the death or total disability of the named individual or upon the occurrence of defined changes of control of the Company.

(3) Represents for each individual, the amount of employer matching and supplemental contributions allocated to his or her account under certain of the Company's qualified and non-qualified defined contribution plans during 1999.

(4) Reflects the two-for-one stock split distributed on June 15, 1999.

(5) Ms. Chang became an executive officer of the Company on May 11, 1998.

(6) Represents sign-on bonus paid to Ms. Chang upon joining the Company.

(7) Ms. Donnan-Martin resigned from her position as an executive officer of the Company effective August 16, 1999.

(8) Ms. O'Neill and Mr. Attanasio became executive officers of the Company on January 27, 2000.

LONG-TERM INCENTIVE PLAN AWARDS

     Other than the restricted stock performance awards disclosed in the Summary Compensation Table, no awards were granted in respect of the 1999 fiscal year to the named individuals.

OPTIONS

     The following table summarizes information concerning options granted to the named individuals under the Company's 1996 Stock Option and Performance Incentive Plan (1998 Restatement) during the Company's 1999 fiscal year. The information reflects the two-for-one stock split distributed on June 15, 1999.

                       OPTION GRANTS IN 1999 FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                NUMBER OF        PERCENT OF                                    ANNUAL RATES OF STOCK
                                  SHARES       TOTAL OPTIONS                                  PRICE APPRECIATION FOR
                                UNDERLYING       GRANTED TO       EXERCISE                       OPTION TERM($)(2)
                                 OPTIONS         ASSOCIATES      PRICE PER     EXPIRATION   ---------------------------
            NAME              GRANTED (#)(1)   IN FISCAL YEAR   SHARE ($/SH)      DATE           5%            10%
            ----              --------------   --------------   ------------   ----------   ------------   ------------
Michael S. Jeffries.........      210,430           3.67%         $37.6875      2/1/2009    $  4,987,500   $ 12,639,303
                                   45,000           0.78%         $39.2812      3/1/2009    $  1,111,668   $  2,817,185
                                4,400,000          76.66%         $44.0000     7/23/2009    $121,754,000   $308,548,540
                                    6,000           0.10%         $42.0000      8/1/2009    $    158,481   $    401,623
Seth R. Johnson.............        2,742           0.05%         $37.6875      2/1/2009    $     64,989   $    164,696
                                  300,000           5.23%         $40.3750      3/2/2009    $  7,617,486   $ 19,304,206
Diane Chang.................          600           0.01%         $37.6875      2/1/2009    $     14,221   $     36,039
Michele S. Donnan-Martin....        3,942           0.07%         $37.6875      2/1/2009    $     93,431   $    236,773
Leslee K. O'Neill...........        2,142           0.04%         $37.6875      2/1/2009    $     50,769   $    128,657
                                  200,000           3.48%         $40.3750      3/2/2009    $  5,078,324   $ 12,869,470
Raymond Attanasio...........          400           0.01%         $37.6875      2/1/2009    $      9,481   $     24,026
                                   30,000           0.52%         $40.3750      3/2/2009    $    761,749   $  1,930,421

---------------

(1) On February 1, 1999, options covering 210,430, 2,742, 600, 3,942, 2,142 and
    400 shares were granted to Mr. Jeffries, Mr. Johnson, Ms. Chang, Ms. Donnan-Martin, Ms. O'Neill and Mr. Attanasio, respectively. These options vest 25% on the first through fourth anniversaries of the grant date, subject to continued employment with the Company.

    On March 1, 1999, options covering 45,000 shares were granted to Mr. Jeffries. These options vest 25% on the first through fourth anniversaries of the grant date, subject to continued employment with the Company.

    On July 23, 1999, options covering 4,400,000 shares were granted to Mr. Jeffries. These options vest 25% on the fourth through seventh anniversaries of the grant date, subject to continued employment with the Company.

    On August 1, 1999, options covering 6,000 shares were granted to Mr. Jeffries. These options vest 25% on the first through fourth anniversaries of the grant date, subject to continued employment with the Company.

    On March 2, 1999, options covering 300,000, 200,000 and 30,000 shares were granted to Mr. Johnson, Ms. O'Neill and Mr. Attanasio, respectively. These options vest on a graduated basis on the first through sixth anniversaries of the grant date, subject to continued employment with the Company.

    Each of these options becomes fully exercisable in the event of defined changes of control of the Company or upon the death or total disability of the named individual.

(2) The assumed rates of growth were selected by the SEC for illustrative purposes only and are not intended to predict or forecast future stock prices. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the Common Stock over the term of the options.

     The following table summarizes information concerning options exercised during the Company's 1999 fiscal year by each of the named individuals and the number and value of shares of Common Stock subject to unexercised options held as of the end of the 1999 fiscal year by those individuals.

                AGGREGATED OPTION EXERCISES IN 1999 FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SHARES
                                                            UNDERLYING UNEXERCISED               VALUE OF UNEXERCISED
                         SHARES                                   OPTIONS AT                    IN-THE-MONEY OPTIONS AT
                        ACQUIRED                              FISCAL YEAR-END (#)                 FISCAL YEAR-END ($)
                           ON             VALUE        ---------------------------------   ---------------------------------
        NAME          EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE(2)   UNEXERCISABLE(2)   EXERCISABLE(2)   UNEXERCISABLE(2)
        ----          ------------   ---------------   --------------   ----------------   --------------   ----------------
Michael S.
  Jeffries..........         --        $        0         410,000          8,511,430         $5,842,500       $26,362,500
Seth R. Johnson.....     64,750        $2,097,882          15,000            585,992         $  104,063       $ 3,158,813
Diane Chang.........         --        $        0          10,000             90,600         $      625       $     5,625
Michele S. Donnan-
  Martin............    117,000        $3,113,104          15,000            377,942         $  104,063       $ 4,452,000
Leslee K. O'Neill...     24,800        $  542,499          10,000            391,742         $      625       $   716,175
Raymond Attanasio...         --        $        0           7,000             93,400         $        0       $         0

---------------

(1) Calculated on the basis of the number of shares acquired, multiplied by the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of each option.

(2) "Value of Unexercised In-the-Money Options at Fiscal Year-End" is calculated on the basis of the number of shares subject to each option, multiplied by the excess of the fair market value of a share of Common Stock on the last trading day prior to fiscal year-end ($22.25) over the exercise price of such option.

COMPENSATION OF DIRECTORS

     Directors who are not associates of the Company receive an annual retainer of $10,000 per year (increased by $1,500 for each committee chair held), plus a fee of $1,000 for each board meeting attended ($400 for a telephonic meeting) and, as committee members, receive $600 per committee meeting attended ($200 for a telephonic meeting). Each action in writing taken by the board or any committee entitles each such director to be paid $200. Associates and officers who are directors receive no additional compensation for services rendered as directors. Under the Company's 1996 Stock Plan for Non-Associate Directors (1998 Restatement), each director who is not an associate of the Company receives (i) the grant of an option to acquire 10,000 shares of Common Stock at a price equal to the fair market value of such shares upon election to the board (or in the case of a director first elected to the board prior to July 16, 1998, on July 16, 1998), (ii) annual grants of options to purchase 2,000 shares of Common Stock at a price equal to the fair market value of such shares at the date of grant and (iii) 50% of the annual retainer in shares of Common Stock. The options vest 25% on the first through fourth anniversaries of the grant date, subject to continued service as a director, and have terms of ten years. The options become fully exercisable in the event of defined changes of control of the Company or upon the death or total disability of a director.

     Effective October 1, 1998, the Company established the Abercrombie & Fitch Co. Directors' Deferred Compensation Plan (the "Directors' Plan"). Voluntary participation in the Directors' Plan enables a director of the Company to defer all or a part of his or her director's fees, including federal income tax thereon. The deferred fees will be credited to a stock account where they will be converted into shares of Common Stock. Distribution of the deferred funds is made in a single lump sum transfer of the whole shares (plus cash representing the value of fractional shares) commencing within 30 days of the earlier of (a) the date specified by a director at the time a deferral election is made or (b) the date the director ceases to serve on the board.

EMPLOYMENT AGREEMENTS AND OTHER TRANSACTIONS WITH CERTAIN EXECUTIVE OFFICERS

     In 1997, the Company entered into individual employment agreements with Mr. Jeffries and Mr. Johnson. Pursuant to these agreements, Mr. Jeffries serves as the Company's Chairman and Chief Executive Officer and Mr. Johnson serves as the Company's Executive Vice President -- Chief Operating Officer. The initial term of each agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Mr. Jeffries' agreement provides for a minimum base salary of $600,000, and Mr. Johnson's agreement provides for a minimum base salary of $265,000. Mr. Jeffries' agreement also provides for life insurance coverage of $10 million. Each agreement also provides for incentive compensation performance plan participation as determined by the board. Mr. Jeffries' bonus opportunity is to be at least 100% of his base salary upon attainment of target. Under each agreement, upon the failure of the Company to extend the initial term of the agreement or the termination of the executive's employment either by the Company other than for cause or by the executive for good reason, the executive will continue to receive his then current base salary and medical and dental benefits for one year after the termination date. If the executive's employment is terminated by the Company for cause, by the executive other than for good reason, or by reason of the executive's death, or if the executive gives written notice not to extend the term of the agreement, the Company will pay the executive any base salary and other compensation earned but not yet paid under his employment agreement. Under the agreements, Mr. Jeffries and Mr. Johnson agree not to compete with the Company or solicit its employees or customers during the employment term and for one year thereafter. Each agreement provides for disability benefits in addition to the benefits available under the Company's disability plans. In the event any "parachute" excise tax is imposed on Mr. Jeffries or Mr. Johnson, he will be entitled to tax reimbursement payments.

     On November 17, 1999, the Company loaned the amount of $1.5 million to Mr. Jeffries. This loan matures on May 31, 2000. As of March 31, 2000, the aggregate amount of principal and interest outstanding under the promissory note evidencing this loan was $1,536,062. On March 1, 2000, the Company loaned an additional amount of $1.5 million to Mr. Jeffries. This loan matures on August 28, 2000. As of March 31, 2000, the aggregate amount of principal and interest outstanding under the promissory note evidencing this loan was $1,508,014. Interest at the rate of 6.5% per annum is charged on each loan prior to maturity. The purpose of the loans was to enable Mr. Jeffries to maintain his ownership position in the Company's shares.

     In 1999, the employment agreement between Ms. Donnan-Martin and the Company was amended and restated in order to reflect her resignation as an executive officer effective August 16, 1999 and her resignation from employment effective February 21, 2000. Under the amended and restated employment agreement, Ms. Donnan-Martin continued her employment with the Company on a special assignment basis until February 21, 2000, at which time she resigned. Under her agreement, Ms. Donnan-Martin was compensated at her base salary in effect on August 16, 1999 ($385,000) until February 21, 2000, but ceased to be eligible to participate in the incentive compensation performance plan as of August 16, 1999. She retained all rights to vest in and exercise her options and restricted shares until February 21, 2000, according to the terms of the applicable plans and agreements. The agreement provides severance benefits following her resignation on February 21, 2000 equal to her current base salary and reimbursement of health insurance continuation costs through October 11, 2000. Under her agreement, Ms. Donnan-Martin has agreed not to compete with the Company or solicit its employees or customers during the period ending on October 11, 2000.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation committee of the Company's board of directors reviews and approves the Company's executive compensation philosophy and policies and the application of those policies to the compensation of executive officers. The Company and the compensation committee have also retained independent compensation consultants to assist in developing the Company's executive officer compensation program.

COMPENSATION PHILOSOPHY

     The Company seeks to apply a consistent philosophy to compensation for all leadership associates, including senior executives. The primary goal of the compensation program is to link total executive compensation to performance that enhances stockholder value. Accordingly, total compensation for leadership individuals is structured to provide a lower proportion as fixed compensation and a much higher variable proportion keyed to business and stock performance.

     The Company's philosophy is built on the following basic principles:

  To Pay for Outstanding Performance

     The Company believes in paying for results. Individuals in leadership roles are compensated based on a combination of total company, and individual performance factors. Total company performance is evaluated primarily based on the degree to which financial targets are met. Individual performance is evaluated based on several factors, including continuing to build the A&F brand, attainment of specific merchandise and financial objectives, building and developing a strong leadership team, developing an infrastructure to support future business growth, and controlling expenses. In addition, a significant portion of total compensation is in the form of equity-based award opportunities to directly tie any increased compensation to increased stockholder value.

  To Pay Competitively

     The Company is committed to providing a total compensation program designed to attract the best senior leaders to the business and retain the best, consistently highest performers. To achieve this goal, the Company sets guidelines based on what it believes to be competitive with the compensation paid by other companies that compete with the Company for executive officers and other key employees having the experience and abilities that are necessary to manage the Company's business.

PRINCIPAL COMPENSATION ELEMENTS

     The principal elements of executive compensation at the Company are base salary, short-term performance-based cash incentive compensation and equity-based incentive plans. Decisions for each compensation element of the Company's executive officers generally are made by the compensation committee although compensation levels for executive officers other than the Chief Executive Officer are recommended to the compensation committee by the Chief Executive Officer, who has substantially greater knowledge of the contributions made by the other executive officers. Subject to the needs of the Company, its policy is to attempt to design all cash incentive and equity-based compensation plans to meet the requirements for deductibility under the Internal Revenue Code of 1986.

  Base Salary

     The compensation committee annually reviews and approves the base salary of each executive officer and the Chief Executive Officer. In determining salary adjustments, the compensation committee considers the size and responsibility of the individual's position, the Company's overall performance, the individual's overall performance and future potential, and the base salaries paid by competitors to employees in comparable positions. This comparative data may not include the compensation paid by all of the companies that are included in the Standard & Poor's Retail Stores Composite Index which is used for comparative purposes in the STOCKHOLDER RETURN GRAPH.

     Individual performance is measured against the following factors: seasonal and annual business goals, business growth and profitability, and the recruitment and development of future leadership talent. These factors are considered subjectively in the aggregate, and none of these factors is accorded a formula weight.

  Performance-Based Cash Incentive Compensation

     The Company has employed a short-term performance-based cash incentive compensation plan for specified key leadership positions that provides for incentive payments for each six-month operating season, based on the extent to which pre-established objective goals are attained.

     The goals under this plan have been based on operating income. However, goals also may be based on other objectives and/or criteria, depending on the Company's business strategy. These goals are set at the beginning of each six-month operating season, and are based on an analysis of historical performance and growth expectations for the Company and progress toward achieving the Company's strategic plan.

     Target cash incentive compensation opportunities are established annually for eligible executives stated as a specified percentage of base salary. The amount of performance-based incentive compensation earned by participating executives can range from zero to double their incentive target, based upon the extent to which the pre-established financial goals are met or exceeded.

  Equity-Based Incentive Programs

     The compensation committee believes that continued emphasis on equity-based compensation opportunities encourages performance that enhances stockholder value, thereby further linking leadership and stockholder objectives. In 1999, the compensation committee awarded equity-based incentive compensation under two programs: an option program and a restricted stock program under which restricted shares of Common Stock are granted and earned based on seasonal and annual financial performance. The compensation committee believes that restricted share awards, which are earned based on financial performance and the ultimate vesting of which is subject to continued employment, assist the Company in retaining key high performing executives.

     Award opportunities for each eligible participant are based on guidelines which include the individual's responsibility level, competitive practice and the market price of the Company's Common Stock. In determining the award for an executive officer, the compensation committee evaluated competitive practice and the executive officer's performance and criticality to the business.

  Options

     In 1999, options were granted to executives in the amounts shown in the OPTION GRANTS IN 1999 FISCAL YEAR table. The option program utilizes vesting periods to encourage retention of key executives. The options granted to the individuals named in the table vest over varying periods ranging from four to seven years beginning on the grant date, subject to continued employment with the Company. The exercise price for each option granted is equal to the fair market value of the underlying Common Stock on the date of the grant.

  Performance-Based Restricted Shares

     In 1999, the compensation committee continued a program under which executives, including the individuals named in the Summary Compensation Table, are eligible to receive restricted shares of Common Stock based on the achievement of pre-established financial goals. Executives can earn from zero to double their targeted number of restricted shares based upon the extent to which financial goals are met or exceeded. If earned, these restricted shares vest over four years, subject to continued employment.

CEO COMPENSATION

     Mr. Jeffries and the Company entered into an employment agreement in 1997 with an initial term of six years, under which Mr. Jeffries receives a minimum base salary of $600,000 per year plus certain other benefits. The employment agreement also entitles Mr. Jeffries to participate in the performance-based cash incentive compensation plan at a level of at least 100% of base salary upon attainment of the goals.

     The compensation committee can increase Mr. Jeffries' base salary and performance-based cash incentive target above the levels established by the employment agreement to reflect the Company's performance.

     In 1999, as in prior years, in establishing Mr. Jeffries' compensation package, the compensation committee considered competitive practices, the extent to which the Company achieved operating income and earnings growth objectives and the continued brand growth strategy and execution. These factors were considered subjectively in the aggregate and none of these factors was accorded specific weight.

     As a result, Mr. Jeffries' base salary was increased 35.7%, from $700,000 to $950,000, while his performance-based cash incentive target remained at 100%. Mr. Jeffries received an option grant covering 4,400,000 shares that vests ratably over four years beginning on the fourth anniversary and ending on the seventh anniversary of the grant date, subject to his continued employment with the Company. Additionally, Mr. Jeffries received option grants covering 261,430 shares that vest ratably over four years beginning on the first anniversary of the grant date, subject to his continued employment with the Company. Mr. Jeffries was also granted 52,692 restricted shares of Common Stock based on the Company's financial performance for the 1999 fiscal year. These restricted shares will vest over four years, subject to Mr. Jeffries' continued employment with the Company.

     The compensation committee believes that under Mr. Jeffries' leadership, the Company's performance over the past seven years has been exceptional. Specifically, in 1999, the Company posted a net sales increase of 28%, an operating income increase of 45%, and an earnings per share increase of 45% over the prior year's earnings per share. As a result of that performance, Mr. Jeffries earned significantly above targeted levels under the performance-based cash incentive compensation plan, and the performance-based restricted stock program.

     SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF
DIRECTORS:

                                           John W. Kessler (Chair)
                                           George Foos

                            STOCKHOLDER RETURN GRAPH

     The following graph shows the changes, over the 1999, 1998 and 1997 fiscal years and the three-month period in the 1996 fiscal year commencing after the Company's initial public offering, in the value of $100 invested in the Common Stock of the Company, the Standard & Poor's MidCap 400 Composite Stock Price Index (the "S&P MidCap 400 Index") and the Standard & Poor's Retail Stores Composite Index (the "S&P Retail Stores Composite Index"). The plotted points represent the closing price on the last day of the fiscal year indicated.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                         AMONG ABERCROMBIE & FITCH CO.,
                   THE S&P RETAIL STORES COMPOSITE INDEX AND
                            THE S&P MIDCAP 400 INDEX
                                    [GRAPH]

                                                 ABERCROMBIE & FITCH CO.         S&P MIDCAP 400           S&P RETAIL COMPOSITE
                                                 -----------------------         --------------           --------------------
9/26/96*                                                   100                         100                         100
1/97                                                        86                         115                          97
1/98                                                       195                         144                         144
1/99                                                       480                         161                         237
1/00                                                       267                         187                         237

      *$100 INVESTED ON 9/26/96 IN STOCK OR ON 8/31/96 IN INDEX-INCLUDING
           REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JANUARY 29.

                              INDEPENDENT AUDITORS

     During the Company's 1999 fiscal year, PricewaterhouseCoopers LLP served as the Company's independent auditors and in that capacity rendered a report on the Company's consolidated financial statements as of and for the fiscal year ended January 29, 2000. The Company annually reviews the selection of its independent auditors. No selection has yet been made for the current fiscal year.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

     Stockholders of the Company seeking to bring business before the 2001 annual meeting, or to nominate candidates for election as directors at that annual meeting, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company no later than December 21, 2000. The Company's Amended and Restated Bylaws specify certain requirements for a stockholder's notice to be in proper written form. In addition, a stockholder who seeks to have any proposal included in the Company's proxy statement related to the 2001 annual meeting must comply with the requirements of Regulation 14A under the Exchange Act, including Rule 14a-8 thereof. Proposals by stockholders intended to be presented at the 2001 annual meeting should be mailed to Abercrombie & Fitch Co., Four Limited Parkway East, Reynoldsburg, Ohio 43068.

                                 OTHER MATTERS

     The board of directors knows of no other matters to be brought before the annual meeting. However, if any other matter is properly presented at the meeting, the persons acting under proxies solicited by the board of directors, will vote and act according to their best judgments in light of the conditions then prevailing.

                                         By Order of the Board of Directors,

                                         /s/ Michael S. Jeffries
                                         Michael S. Jeffries
                                         Chairman and Chief Executive Officer

                            ABERCROMBIE & FITCH CO.

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of shares of Class A Common Stock of Abercrombie & Fitch Co. (the "Company") hereby constitutes and appoints Michael S. Jeffries and Seth R. Johnson, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on Thursday, May 18, 2000, in the Fairfield Room of the Hyatt Regency Columbus at the Greater Columbus Convention Center, 350 North High Street, Columbus, Ohio 43215, at 10:00 a.m., Eastern Daylight Time, and any adjournment(s) thereof, and to vote all of the shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

1. ELECTION OF DIRECTORS
    [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY                   [ ] *EXCEPTIONS
                                          to vote for all nominees listed below

      NOMINEES:     GEORGE FOOS     MICHAEL S. JEFFRIES     JOHN W. KESSLER

*(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
               THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS (NONE KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY) AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.

                        (Continued, and to be executed and dated on other side.)

(Continued from other side)

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the May 18, 2000 meeting and Annual Report to Stockholders for the fiscal year ended January 29, 2000.

Address Change Mark Here [ ]
                                                   Dated:                 , 2000
                                                         -----------------

                                                   -----------------------------
                                                   Signature of Stockholder(s)

                                                   -----------------------------
                                                   Signature of Stockholder(s)

                                                   Please sign exactly as your
                                                   name appears hereon. When
                                                   shares are registered in two
                                                   names, both stockholders
                                                   should sign. When signing as
                                                   attorney, executor,
                                                   administrator, guardian or
                                                   trustee, please give full
                                                   title as such. If stockholder
                                                   is a corporation, please sign
                                                   in full corporate name by
                                                   President or other authorized
                                                   officer. If stockholder is a
                                                   partnership or other entity,
                                                   please sign in entity name by
                                                   authorized person. (Please
                                                   note any change of address on
                                                   this proxy.)

PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. [X]

                             ABERCROMBIE & FITCH CO.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of shares of Class A Common Stock of Abercrombie & Fitch Co. (the "Company") hereby constitutes and appoints Michael S. Jeffries and Seth R. Johnson, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on Thursday, May 18, 2000, in the Fairfield Room of the Hyatt Regency Columbus at the Greater Columbus Convention Center, 350 North High Street, Columbus, Ohio 43215, at 10:00 a.m., Eastern Daylight Time, and any adjournment(s) thereof, and to vote all of the shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the May 18, 2000 meeting and Annual Report to Stockholders for the fiscal year ended January 29, 2000.

                                                                   ------------
                                                                    SEE REVERSE
                                                                       SIDE
                                                                   ------------

            (Continued, and to be executed and dated on other side.)
--------------------------------------------------------------------------------
                          /\  FOLD AND DETACH HERE /\

      VOTES MUST BE INDICATED
X     (X) IN BLACK OR BLUE INK.


                             FOR all                  WITHHOLD AUTHORITY
                            nominees     *EXCEPTIONS   to vote for all       NOMINEES:
                             listed                    nominees listed
1. ELECTION OF DIRECTORS      [ ]           [ ]             [ ]             GEORGE FOOS
                                                                            MICHAEL S. JEFFRIES
                                                                            JOHN W. KESSLER

-----------------------------------------------------------------------------
*(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
MARK THE "EXCEPTIONS" BOX AND WRITE THE INDIVIDUAL'S NAME ON THE LINE ABOVE.)




2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
   SUCH OTHER MATTERS (NONE KNOWN AT THE TIME OF SOLICITATION OF
   THIS PROXY) AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR
   ANY ADJOURNMENT(S) THEREOF.                                                               Address Change [  ]
                                                                                                  Mark Here


                                            Please sign exactly as your name
                                            appears hereon. When shares are
                                            registered in two names, both
                                            stockholders should sign. When
                                            signing as attorney, executor,
                                            administrator, guardian or trustee,
                                            please give full title as such. If
                                            stockholder is a corporation, please
                                            sign in full corporate name by
                                            President or other authorized
                                            officer. If stockholder is a
                                            partnership or other entity, please
                                            sign in entity name by authorized
                                            person. (Please note any change of
                                            address on this proxy.)

                                            Dated:_______________________, 2000

                                            ____________________________________
                                            Signature of Stockholder(s)

                                            ____________________________________
                                            Signature of Stockholder(s)


  PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\